EXHIBIT 21

INDEPENDENT BANK CORPORATION
Subsidiaries of the Registrant

State of Incorporation
IBC Capital Finance II
Ionia, Michigan	Delaware
IBC Capital Finance III
Ionia, Michigan	Delaware
IBC Capital Finance IV
Ionia, Michigan	Delaware
Midwest Guaranty Trust I
Ionia, Michigan	Delaware
Independent Bank
Ionia, Michigan	Michigan
IBC Financial Services, Inc., Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Independent Title Services, Inc., Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Mepco Finance Corporation ("Mepco"), Chicago, Illinois
(a subsidiary of Independent Bank)	Michigan
Mepco Acceptance Corp., Chicago, Illinois
(a subsidiary of Mepco)	California
Jarco Investments, LLC, Ionia, Michigan
(a subsidiary of Independent Bank)	Michigan
Eaton Investments, LLC, Ionia, Michigan
(a subsidiary of Independent Bank)	Michigan
IBC Property Management, LLC, Ionia, Michigan
(a subsidiary of Independent Bank)	Michigan
Land Holdings, LLC, Ionia, Michigan
(a subsidiary of Independent Bank)	Michigan
Cal Land Investments, LLC, Ionia, MI
(a subsidiary of Independent Bank)	Michigan
Independent Life Insurance Trust, Ionia, Michigan
(a subsidiary of Independent Bank)	Michigan